Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-226248) pertaining to the CSX Corporation 2018 Employee Stock Purchase Plan,
•	Registration Statement (Form S-8 No. 333-201172) pertaining to the CSX Directors’ Deferred Compensation Plan,
•	Registration Statement (Form S-8 No. 333-201167) pertaining to the CSX Executives’ Deferred Compensation Plan,
•	Registration Statement (Form S-8 No. 333-193785) pertaining to the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies,
•	Registration Statement (Form S-8 No. 333-166769) pertaining to the 2010 CSX Stock and Incentive Award Plan,
•	Registration Statement (Form S-8 No. 333-160652) pertaining to the CSX Corporation Capital Builder Plan,
•	Registration Statement (Form S-8 No. 333-160650) pertaining to the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies,
•	Registration Statement (Form S-8 No. 333-110589) pertaining to the 2002 Deferred Compensation Plan of CSX Corporation and Affiliated Companies, and
•	Registration Statement (Form S-3ASR No. 333-209541) of CSX Corporation, CSX Capital Trust I and CSX Transportation, Inc.

of our reports dated February 6, 2019, with respect to the consolidated financial statements of CSX Corporation, and the effectiveness of internal control over financial reporting of CSX Corporation, included in this Annual Report (Form 10-K) of CSX Corporation for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Jacksonville, Florida
February 6, 2019